LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between Skyway Business Center Joint Venture, hereinafter referred to as "Landlord" and Mentor Corporation, hereinafter referred to as "Tenant",

WITNESSETH:

1. Premises and Terms. In consideration of the obligation of Tenant to pay rent herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Dallas, State of Texas, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the premises and together with the buildings and other improvements situated or to be situated upon said premises, said real property, buildings and improvements being hereinafter referred to as the "Premises".

TO HAVE AND TO HOLD the same for a term commencing on the "commencement date", as hereinafter defined, and 'ending 120 months thereafter, provided, however, that, in the event the "commencement date" is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "commencement date."

The "commencement date" shall be November 13, 1989. If this lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to said "commencement date," Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the "commencement date"; and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. After the commencement date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. SEE EXHIBIT B, PARAGRAPH 23A ATTACHED HERETO AND MADE A PART HEREOF.

2. Base Rent and Security Deposit.

A. Tenant agrees to pay to Landlord rent for the Premises in advance, without demand, deduction or set off, for the entire term hereof, according to Exhibit B, Paragraph 24, attached hereto and made a part hereof. One such monthly installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable, without demand, on or before the first day of each calendar month succeeding the "commencement date" during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement of the lease shall be prorated.

B. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Ten Thousand and No/100 Dollars ($10,000.00), which sum shall be hold by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this lease that all of the Tenant's obligations under this lease have been fulfilled.

3. Use. The Premises shall be used only for the purpose of receiving, storing, shipping, manufacturing and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant, and for such other lawful purposes as may be incidental thereto. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the Premises are situated or unreasonably interfere with their use of their respective premises.

4. Taxes.

A. Tenant agrees to pay before they become delinquent all taxes, assessments, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as the "taxes") lawfully levied or assessed against the Premises and the grounds, parking areas, driveways and alleys around the Premises. Tenant shall furnish to Landlord, not later than five (5) days before the date any such taxes become delinquent, official receipts of the appropriate taxing authority or other evidence satisfactory to Landlord evidencing payment thereof. If Tenant should fail to pay any taxes, assessments or governmental charges required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay, such taxes, assessments, and governmental charges. Any sums so paid by Landlord shall be deemed to be so much additional rental owing by Tenant to Landlord and due and payable, on demand, by Landlord, together with interest thereon, at the rate of ten percent (10%) per annum, after ten (10) working days of receipt by Tenant of demand from Landlord to date of repayment by Tenant.

B. In the event the Premises constitute a portion of a multiple occupancy building, in lieu of Tenant paying the "taxes" as above provided, Landlord agrees to pay, before they become delinquent, all "taxes" lawfully levied or assessed against such building and the grounds, parking areas, driveways and alleys around the building, and Tenant agrees to pay to Landlord, as additional rental, upon demand, the amount of Tenant's "proportionate share" of all such "taxes" paid by Landlord. Tenant's "proportionate share", as used in this lease, shall mean a fraction, the numerator of which is the spaced contained in the Premises and the denominator of which is the entire space contained in the Complex (as defined in Exhibit "A").

C. If, at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

D. Tenant may, alone or along with any other tenants of said building, at its or their sole cost and expense, in its or their own name(s) and/or in the name of Landlord, dispute and contest any "taxes" by appropriate proceedings diligently conducted in good faith, but only after Tenant and all other tenants, if any, joining with Tenant in such contest, have deposited with Landlord the amount so contested and unpaid, or their proportionate shares thereof, as the case may be, which shall be held by Landlord without obligation for interest until the termination of the proceedings, at which time the amount(s) deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, interest, penalties, and other liabilities associated with the proceedings), and Tenant's share of any excess shall be returned to Tenant. Tenant further agrees to pay to Landlord, upon demand, Tenant's share (as among all tenants who participated in the contest) of all court costs, interest, penalties, and other liabilities relating to such proceedings. Tenant hereby indemnifies and agrees to hold harmless the Landlord from and against any cost, damage, or expense (including attorneys' fees) in connection with any such proceedings.

E. Any payment to be made pursuant to this Paragraph 4, with respect to the real estate tax year in which this lease commences or terminates shall be prorated.

5. Repairs and Maintenance.

A. See Exhibit B, Paragraph 23 attached hereto and made a part hereof.

B. The cost of maintenance and repair of any common party wall (any wall, divider, partition or any other structure separating the Premises from any adjacent premises occupied by other tenants) shall be shared equally by Tenant and the tenant occupying adjacent premises. Tenant shall not damage any party wall or disturb the integrity and support provided by any party wall and shall, at its sole cost and expense, promptly repair any damages or injury to any party wall caused by Tenant or its employees, agents or invitees.

C. Tenant shall, at is own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be approved by Landlord, which approval shall not be unreasonably withheld. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession or installs equipment in the Premises.

D. Tenant shall, at all times, keep the Premises, and the adjoining parking areas, driveways and yards, in a clean and sanitary condition, free of debris.

6. Alterations.

A. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner make such minor alterations, additions or improvements or erect, remove or alter such partitions, or erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Premises or improvements and without overloading or damaging such Premises or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease, and Tenant shall, unless Landlord otherwise elects as provided herein, remove all alterations, additions, improvements and partitions ("Alterations") erected by Tenant as of the termination of this lease. If, upon the sole election of Landlord, Tenant shall not be required to remove said alterations, additions, and improvements made by Tenant, these shall, upon the termination of this Lease, be delivered up to the Landlord and become the property of the Landlord without payment, reimbursement, or compensation to Tenant. All shelves, bins, machinery, mechanical, plumbing, electrical, and trade fixtures installed by Tenant may be removed by Tenant, but shall be removed by Tenant if required by Landlord, upon the termination of the Lease. All removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the structural qualities of the Premises and other improvements situated on the Premises, and so as to not disturb any other tenants or occupants of the Complex. The foregoing shall not apply to furniture, moveable equipment, or personal property owned by Tenant which may be removed by Tenant at the end of the term of this Lease, if Tenant is not then in default and if such equipment, furniture and/or moveable personal property is not then subject to any other rights, liens and interests of Landlord. In no event shall Landlord be responsible for the removal, custody, or disposition of such abandoned property of Tenant, or in any way be held liable for conversion or any action in relation to its removal, retention, or disposition.

B. All work performed by Tenant, or Tenant's contractors, vendors, or suppliers, with respect to Tenant's Alterations, shall be performed with good quality materials, in a workmanlike manner, strictly in accordance with all applicable codes, laws, ordinances, and deed restrictions.

C. Tenant agrees to provide Landlord, without limitation, prior to the commencement of any construction of Alterations on the Premises valued in excess of $20,000, the following: copies of plans and specifications; copies of signed contracts; certificates of insurance evidencing general liability in an amount to be approved by Landlord, and workers' compensation insurance in statutory limits.

D. Within thirty (30) days after the completion of the Alterations, Tenant will promptly submit to Landlord the following: original lien waivers on a form to be provided by Landlord, in addition to sworn contractor's statements which may be required by Landlord.

E. With respect to all Alterations performed by Tenant, Tenant agrees to provide one reproducible set of architectural drawings, and one copy of specifications, including but not limited to all mechanical, electrical, and plumbing, stamped "As Built" by the Tenant's architect.

F. Indemnity - Tenant shall indemnify and hold harmless Landlord from and against all costs (including attorneys' fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any Alterations performed by Tenant to the Premises, including but not limited to any mechanics, or materialmen's liens asserted in connection therewith.

G. Liens - Tenant shall not be deemed to be the agent or representative of Landlord in making any Alterations to the Premises, and shall have no right, power or authority to encumber any interest in the Premises in connection therewith, other than Tenant's leasehold estate under this Lease. However, should any mechanic's or other liens be filed against any portion of the Premises, or any interest therein by reason of Tenant's acts or omissions or because of a claim against Tenant or its contractors, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within ten (10) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien(s), within said ten (10) day period, which failure shall be default hereunder, Landlord may, at its sole option and in addition to any other remedy of Landlord hereunder, cancel or discharge the same and upon Landlord's demand, Tenant shall promptly reimburse Landlord for all costs incurred in canceling or discharging such lien(s).

H. Tenant is expressly prohibited from disturbing or modifying in any way the structural components of the Premises, including without limitation, any component of the foundation, or floor-slab; or any of the columns, beams, bar joists and secondary structural members, as well as the roof deck, insulation, and built-up roof system. Should Tenant desire to make any structural modifications to the Premises, Tenant must first notify Landlord in writing. Should Landlord agree to consider the modification, the Tenant shall then submit to Landlord any documentation, calculations, engineering, or any engineering or architectural certifications requested by Landlord. Said engineers and/or architects certifications and documentation shall clearly show that Tenant's desired modifications will not only meet all required building codes in force at the time, but shall also indicate that the original structural characteristics, integrity, and longevity of Premises or any portion thereof, shall be unaltered. Should Landlord, in Landlord's sole discretion, then agree to the Tenant's performance of such modifications, Tenant, at the termination of this Lease, at the option of the Landlord, shall restore the Premises to its original condition. Landlord reserves the right to waive Tenant's obligation to restore any or all of the structural modifications performed by Tenant hereunder. For purposes of this Paragraph, "disturbing" shall mean any action which adversely affects the structural design or load-bearing capabilities of the principle or secondary members of the Premises.

7. Signs. Tenant shall have the right to install signs upon the Premises only when first approved in writing by Landlord, such approval not to be unreasonably withheld and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs by the termination of this lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises and other improvements, and Tenant shall repair any injury or defacement including without limitation discoloration, caused by such installation or removal.

8. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises, and shall have the right to erect on the Premises a suitable sign indicating that the Premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

9. Utilities. Tenant shall be responsible to make its own arrangements with all appropriate utility companies, including but not limited to water, sanitary sewer, natural gas, electricity, etc. Charges for the use of all of Tenant's utilities shall be billed from the provider of such utilities directly to the Tenant. Tenant covenants and agrees to pay all such utility bills and charges as they become due. Any required deposits shall be the sole responsibility of Tenant. Tenant further understands and agrees that Landlord has not represented that the existing utilities are sufficient for the Tenant's intended use. If any such utility services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined under Paragraph 24B of all charges jointly metered with other premises.

10. Paragraph 10 deleted, see Paragraph 25 in Exhibit "B".

11. Insurance, Fire and Casualty Damages.

A. Landlord agrees to maintain insurance covering the building of which the premises are a part in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lighting, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of Paragraph 11B below, such insurance shall be for the sole benefit of Landlord and under its sole control. Tenant agrees to pay, to Landlord, as additional rent, Landlord's cost of maintaining such insurance on said building (or, in the event the Premises constitute a portion of a multiple occupancy building, Tenant's full proportionate share (as defined in Paragraph 4B above) of such cost. Said payments shall be made to Landlord in accordance with Paragraph 24B. Any payment to be made pursuant to this Paragraph 11A with respect to the year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as that part of such year covered by the term of this lease bears to a full year.

B. If the buildings situated upon the Premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 11A above, Tenant shall give immediate notice thereof to Landlord and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant and except that Tenant shall pay to Landlord, upon demand, any applicable deductible amount or proportionate share thereof specified under Landlord's insurance. Such deductible amount shall not include any applicable co-insurance clause of the policy. The rent payable hereunder shall abate for the period of time commencing when the building is no longer fit for use, until such time as the Premises have been rebuilt and replaced. Notwithstanding the foregoing, in no event shall Landlord be obligated to incur costs and expenses to rebuild and repair any such damage exceeding the amount of insurance proceeds paid to Landlord plus any co-insurance and deductible required to be paid by Landlord, and available for such purpose.

C. If the buildings situated upon the Premises should be damaged or destroyed by a casualty other than a peril covered by the insurance to be provided by Landlord under Paragraph 11A above, or if any other improvements situated on the Premises should be in any manner damaged or destroyed, Tenant shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings and/or their improvements to substantially the condition in which they existed prior to such damage or destruction, subject to Landlord's approval of the plans and specifications for such rebuilding and repairing, which approval shall not be unreasonably withheld.

D. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or any claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault of negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

12. Insurance. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam, or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorneys' fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the gross negligence of Landlord or failure to comply with Landlord's responsibilities under Paragraph 23. Tenant shall procure and maintain throughout the term of this lease a comprehensive, general liability policy or a commercial, general liability policy, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands, or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $1,000,000 per occurrence in respect of property damage or destruction including loss of use thereof. Tenant shall also carry workers compensation insurance in the amount required by law. Tenant shall provide property insurance on all of its contents, improvements and betterments in the amount equal to eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of their full replacement. All such policies shall be procured by Tenant from Best's rating of A+ or better insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord within thirty (30) days after the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled, except that no such notice shall need to be given if a change to reduce the insurance provided still meets the minimum specified in this Paragraph. In addition, should Tenant's operations cause Landlord's insurance rates to increase, Tenant shall pay the additional cost. Tenant further covenants and agrees that throughout the term of this lease (and any renewals hereof) Tenant shall maintain a self-insurance reserve of not less than $750,000 against any products liability claims against Tenant.

13. Condemnation.

A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall occur.

B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in the subParagraph above, this lease shall not terminate, but the rent payable hereunder during the unexpired portion of the lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

14. Holding Over. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. In the event of any holding over by Tenant or any of its successors in interest after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1 1/2) the rent in effect on the termination date, computed on a daily basis for each day of the holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided.

15. Quiet Enjoyment.

A. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances, and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions, and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold, and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

B. Tenant, and its employees, customers, and licensees shall have the exclusive right to use the parking areas adjacent to the Premises, as may be designated by the Landlord in writing, subject only to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to right of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third party.

16. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

(a) Tenant shall fail to pay any installment of the rent hereby reserved when due, or any payment with respect to taxes, hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) working days from the date such payment was due.

(b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant hereunder.

(d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

(e) Tenant shall desert or vacate any substantial portion of the Premises.

(f) Tenant shall fail to comply with any term, provision, or covenant of this lease (other than the foregoing in this Paragraph 16), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

17. Remedies. After written notice of default to Tenant by Landlord and Tenant fails to cure such default within thirty (30) days, and upon the occurrence of any of such events of default described in Paragraph 16 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a) Terminate this lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim or damages therefor; and Tenant agrees to pay to Landlord on demand the amount of any loss and damage which Landlord may suffer by reason of such termination, whether through inability, to relet the Premises on satisfactory terms or otherwise.

(b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Agreement, Landlord and Tenant each mutually agree that Tenant shall not be entitled to such excess rental.

(c) Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord, on demand, for any expenses which Landlord may incur in this effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of the Landlord or otherwise.

In the event Tenant fails to pay any installment of rent hereunder within fifteen (15) days of when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge, shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this lease or an acceptance of the surrender of the Premises, and no agreement to terminate this lease or to accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord or any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default, other than that occurring under Paragraph 16A and cured as noted in Paragraph 17, shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a wavier of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorneys' fees so incurred.

18. Mortgages. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter, on demand, execute any instrument, releases or other documents which may be required by any mortgagee for the purpose of subletting and subordinating this lease to the lien of any such mortgage.

19. Landlord's Default. In the event Landlord should become in default in any payments due on any such mortgage described in Paragraph 18 hereof, Tenant is hereby authorized and empowered, after giving Landlord five (5) days prior written notice of such default and Landlord's failure to cure such default, to pay any such items for and on behalf of Landlord. Landlord agrees to pay to Tenant on demand, or abate from the rental due under this lease, at the discretion of Tenant, the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 19, unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this Paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

20. Mechanic's Liens. Tenant shall have no authority, express or implied, to create or place any liens or encumbrance, of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this lease.

21. Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with references to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable at the address herein below set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective address set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD: TENANT:

Skyway Business Center Joint Venture Mentor Corporation

3400 Carlisle #400 600 Pine Avenue

Dallas, TX 75204 Santa Barbara, CA 93117

Attn: Bill Heap Attn: Gary Mistlin

with a copy to:

Skyway Business Center Joint Venture

c/o Eastdil Advisers, Inc.

40 West 57th Street

New York, NY 10019

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this Paragraph to the same effect as if each had received such notice.

22. Miscellaneous.

A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the content otherwise requires.

B. The terms, provisions, covenants, and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns except as otherwise herein expressly provided. Each party agrees to furnish the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

C. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

D. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this lease.

E. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties.

F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such reasonable obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 22F.

G. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties of this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

H . All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

I. Time is of the essence with respect to each and every obligation of the parties hereto, one to the other, except as otherwise expressly provided herein.

J. Tenant, upon initial occupancy and throughout the term of the Lease Agreement, shall furnish Landlord one set of keys to each exterior door on the Premises.

K. If any provision of this Lease or the application thereof to any person, entity or circumstance is to any extent invalid or unenforceable, the remainder of the Lease, or the application of such provision to persons or circumstances, other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and enforceable to the extent permitted by law.

L. This Lease Agreement shall be construed under the laws of the State of Texas.

M. This Lease Agreement contains the entire agreement between Landlord and Tenant, and all prior correspondence, memoranda, agreements or understandings, whether written or oral, with respect hereto are merged into and superceded by this Lease Agreement.

N. Whenever in this Lease there is imposed upon Landlord the obligation to use its good faith efforts, reasonable efforts or diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other business burdens.

o. If Landlord or Tenant brings any court action alleging default by the other party hereunder, the party losing such action shall pay to the prevailing party its reasonable attorneys' fees and expenses, and the same may be included by the court in its judgment.

P. Tenant acknowledges and agrees that landlord has made no express or implied representations regarding the condition of the Premises, nor the suitability of the Premises for Tenant's intended use or purpose.

22.1. Additional Provisions. See Exhibits A, B, C and D attached hereto and made a part hereof.

EXECUTED BY LANDLORD, this 9th day of November, 1989.

LANDLORD:

Attest/Witness: Skyway Business Center Joint

Venture

_____________________

/S/WILLIAM HEAP

EXECUTED BY TENANT, this 10th day of November, 1989.

TENANT:

Attest/Witness: Mentor Corporation

/S/GARY E. MISTLIN /S/ANTHONY R. GETTE

VP Finance President

EXHIBIT "A"

One (1) office/warehouse building containing approximately 40,248 square feet plus approximately 2,309 square feet in a mezzanine level, known locally as 3041 Skyway Circle North, Irving, Dallas County, Texas.

The Premises are a part of a commercial project, commonly known as Skyway Business Center, which is situated on 6.00 (+/-) acres of land, on which are constructed approximately 108,888 s.f. of buildings (the "Complex"), located in the Walnut Hill Business Park Sector of Las Colinas, City of Irving, Dallas County, Texas.

EXHIBIT "B"

23. A. Landlord's Obligation to Repair. Subject to the provisions of Paragraph 11 and Paragraph 13 and except for damage caused by any act or omission of Tenant, Landlord shall keep the foundation, roof and the structural portions of exterior walls of the improvements of the Property in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. In addition, Landlord shall not be obligated to make any repairs under this Section until a reasonable time, but not later than thirty (30) days after receipt of written notice from Tenant of the need of such repairs. If any repairs are required to be made by Landlord, Tenant shall, at Tenant's sole cost and expense, promptly remove Tenant's fixtures, inventory, equipment and other property, to the extent required to enable Landlord to make such repairs. Landlord's liability hereunder shall be limited to the cost of such repairs or corrections. Landlord represents that on the Commencement Date, the plumbing, electrical system and exterior doors, and any fire protection sprinkler system, heating system, air conditioning equipment and elevators existing on the date of this Lease, are in good operating condition. Notwithstanding the foregoing, Tenant hereby (i) accepts the Premises in its present condition (i.e. "AS IS" and "WITH ALL FAULTS") and acknowledges and agrees that Landlord's obligations to repair and maintain under this Paragraph shall be limited to maintaining the foundation, roof and structural portions of the exterior walls in their condition as of the Commencement Date, normal wear and tear excepted, and (ii) acknowledges and agrees that inasmuch as Tenant is not paying any base rent on the 2,309 square feet of mezzanine level of the Premises, Landlord shall have no obligation whatsoever with respect to the maintenance and repair of any portion thereof.

B. Tenant's Obligation to Repair. Subject to the provisions of Paragraph 23A, Paragraph 11 and Paragraph 13, Tenant shall, at all times, keep that portion of the Property not required to be maintained by Landlord in good order, condition and repair, including but not limited to repairs (including all necessary replacements) of the windows, plate glass, doors, heating system, air conditioning equipment, fire protection sprinkler system, elevators, interior and exterior plumbing and the interior of the Premises in general, and including care of landscaping and regular mowing of grass and maintenance of any paving and railroad siding. In addition, Tenant shall, at Tenant's expense, repair any damage to the roof, foundation or structural portions of exterior walls caused by Tenant's acts or omissions. If Tenant fails to maintain and repair the property as required by this Section, Landlord may, on thirty (30) days' prior written notice, enter the Property and perform such maintenance or repair on behalf of Tenant, except that no notice shall be required in case of emergency, and Tenant shall reimburse Landlord for all reasonable costs incurred in performing such maintenance or repair immediately upon demand.

C. Notwithstanding the Landlord's responsibilities with respect to the costs of maintaining the structural integrity of the roof, walls, and foundation (as described more fully in Paragraph 23A and elsewhere in this Lease), and in addition to the obligations of Tenant addressed elsewhere in this Lease, it is the intent of both parties to this Lease that Tenant shall pay to Landlord, as "Additional Rent," Tenant's "full proportionate share" of all of Landlord's costs incurred in the maintenance, operation and ownership of the Property, of which the Premises are a part. Said costs shall consist of those normally incurred, or normally charged, in the maintenance, operation, and ownership of leased real property of similar age, size, location, and use. Said costs may include, but shall not be limited to the following: real estate ad valorem taxes; Las Colinas Association dues; fire, property extended coverage, liability, and "multi-peril" insurance;

property management fees and reimbursables; landscape maintenance; miscellaneous repairs and maintenance; miscellaneous administrative expenses.

D. Landlord reserves the right to perform the paving and landscape maintenance, exterior painting and common sewage line plumbing which are otherwise the Tenant's obligation addressed elsewhere in this Lease, and Tenant agrees to pay for the amount of its share, as aforesaid, of such reasonable costs and expenses, as Additional Rent.

24. A. Rental:

Years 1 and 2 shall be $2,515.50 per month ($0.75 per square foot of the ground floor area).

Years 3 and 4 shall be $10,062.00 per month ($3.00 per square foot of the ground floor area).

Years 5 through 9 shall be $15,093.00 per month ($4.50 per square foot of the ground floor area).

Year 10 shall be $16,770.00 per month ($5.00 per square foot).

B. Additional Rent - Within fifteen (15) days after the end of each quarter of each calendar year of the Lease Term, Landlord, or Landlord's representative, will prepare a statement of Additional Rent, including a summary of all reimbursable expenses for the Project, along with the calculation of the Tenant's "full proportionate share" and copies of appropriate back-up, statements, or invoices, as available and where applicable. For periods of occupancy by Tenant, which constitute a portion of a quarterly period, the "full proportionate share" will be prorated, "per diem." This statement will be forwarded to Tenant at Tenant's address by certified mail/return receipt requested. Tenant shall, within twenty-one (21) days of receipt, promptly remit to Landlord its "full proportionate share" as set forth in the statement.

For all purposes, the Tenant's "full proportionate share" shall be 36.96% (40,248/108,888 s.f.). The "full proportionate share" shall be refigured and increased by the Landlord if and when Tenant expands into the adjoining building (3015 and/or 3025 Skyway Circle North).

25. Assignment of Subletting by Tenant.

25.01. General. In the event Tenant should desire to assign this Lease or sublet the Premises or any part thereof or allow same to be used or occupied by others, Tenant shall give Landlord written notice (which shall specify the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder) of such desire at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such a use or occupancy. Landlord shall then have a period of forty-five (45) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:

(a) To terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant shall be relieved of all obligations hereunder as to such space arising from and after such date, or

(b) To suspend this Lease as to the space so affected as of the date and for the duration so specified by Tenant in its notice in which event Tenant will be relieved of all obligations hereunder as to such space during said suspension, including a suspension of the Rent in proportion of the portion of the Premises affected thereby (but after said suspension, if the suspension is not for the full term hereof, Tenant shall once again become liable hereunder as to the applicable space), or

(c) Permit Tenant to assign this Lease or sublet such space for the duration specified in such notice, subject to Landlord's subsequent written approval of the proposed assignee or sublessee, which approval shall not be unreasonably withheld if (i) the proposed assignee or sublessee is a respectable party of substantial financial worth (as reasonably determined solely by Landlord) and Tenant shall have provided Landlord with proof thereof, (ii) the nature and character of the proposed assignee or sublessee, its business and activities and intended use of the Premises are in Landlord's reasonable judgement consistent with the standards of the Premises, (iii) neither the proposed assignee or sublessee (nor any party which, directly or indirectly, controls or is controlled by or is under common control with the proposed assignee of sublessee) is then an occupant of any part of the Premises or a party with whom Landlord is then negotiating to lease space in the Premises or in any adjacent Building owned by Landlord, (iv) the form and substance of the proposed sublease or instrument of assignment is acceptable to Landlord (which acceptance by Landlord shall not be unreasonably withheld) and is expressly subject to all of the terms and provisions of this Lease and to any matters to which this Lease is subject, (v) the proposed occupancy would not impose an extra burden upon the services to be supplied by Landlord to Tenant hereunder, (vi) Tenant enters into a written agreement with Landlord whereby it is agreed that any profit realized by Tenant as a result of said sublease or assignment and any and all sums and other considerations of whatsoever nature paid to Tenant by the assignee or sublease for or by reasons of such assignment or sublease, including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property (that is, after deducting and giving Tenant credit for Tenant's reasonable costs directly associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Premises for said assignee or but excluding any free rentals or the like offered to any such sublessee or assignee) shall be payable to Landlord as it accrues as Additional Rent hereunder, and (vii) the granting of such consent will not constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound.

25.02. Agreement with Landlord. No assignment or subletting by Tenant shall be effective unless Tenant shall execute, have acknowledged and deliver to Landlord, and cause each sublessee or assignee to execute, have acknowledged and deliver to Landlord, and instrument in form and substance acceptable to Landlord in which (i) such sublessee or assignee adopts this Lease and assumes and agrees to perform jointly and severally with Tenant, all of the obligations of Tenant under this Lease, as to the space transferred to it, (ii) such sublessee or assignee grants Landlord an express first and prior contract lien and security interest in its personal property brought into the transferred space to secure its obligations to Landlord thereunder, (iii) Tenant subordinates to Landlord's statutory lien, contract lien and security interest any liens, security interests or other rights which Tenant, may claim with respect to any property of such sublessee or assignee, (iv) Tenant and such sublessee or assignee agree to provide to Landlord, at their expense, direct access from a public corridor in the Premises to the transferred space, (v) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose specified in Paragraph 3 and otherwise in strict accordance with this Lease and (vi) Tenant acknowledges and agrees that, notwithstanding such subletting or assignment, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay rent) , and Landlord shall be permitted to enforce this Lease against Tenant or such sublessee or assignee, or both, provided, however, Landlord agrees to provide Tenant with notice of default of any such sublessee or assignee and ten (10) days following such notice to cure said default prior to commencing any action against Tenant due to such default.

25.03. Effect of Transfer. No consent by Landlord to an assignment or sublease shall be deemed in any manner to be a consent to a use not permitted under Paragraph 3. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Paragraph 25 as if it were a proposed sublease or assignment by Tenant. The prohibition against an assignment or sublease described in this Paragraph 25 shall be deemed to include a prohibition against Tenant's mortgaging or otherwise encumbering its leasehold estate, as well as against an assignment or sublease which may occur by operation of law, each of which shall be ineffective and void and shall constitute an event of default under this Lease unless consented to by Landlord in writing in advance.

25.04. Delivery to Landlord. In any situation in which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment instrument and all ancillary agreements relating thereto.

26. Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Premises, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Paragraphs 27 and 28 hereof) no further liability or obligation shall thereafter accrue against Landlord hereunder. Any transferee shall agree in writing to be bound by all terms and provisions of this Lease Agreement. Landlord shall provide Tenant with a fully executed copy of such transfer and assignment agreement.

27. Peaceful Enjoyment. Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rental and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Landlord's interest hereunder.

28. Limitation of Landlord's Personal Liability. Tenant specifically agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment against Landlord, it being agreed that Landlord, its officers, directors and employees shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

29. Expansion Rights on Adjoining Space. Provided Tenant is not then in default under this Lease, Tenant is hereby granted the right to lease the adjoining building as it becomes available (3015 & 3025 Skyway Circle North) in accordance with Paragraph 30. The lease rate for the adjoining space shall be the current rate then in effect for the primary facility with the expiration date of the leases coinciding. Landlord agrees to abate the base rent on the first such secondary lease taken, if any, by Tenant for a period of twelve (12) months, although Tenant will be responsible for paying all reasonable costs of preparing such space for occupancy and "Additional Rent" as defined under Paragraph 24B, but only to the extent that the prior occupant is not obligated per their lease to pay such costs. Tenant acknowledges that there will be no lease abatement on the second such secondary lease, if any, taken by Tenant. All such expansion space will be taken by Tenant in its existing condition at the time of the expansion, i.e. "AS IS" and "WITH ALL FAULTS".

30. Mandatory Expansion. In the event that Coroplast, the current Tenant of 3025 Skyway Circle, does not exercise its option to renew its lease on October 1, 1990, Landlord hereby agrees that Landlord shall offer to Tenant the right to lease 3025 Skyway Circle pursuant to Paragraph 29 on or about October 1, 1990, and Tenant hereby agrees that Tenant shall accept such offer. In the event that Coroplast exercises its option to renew its lease of 3025 Skyway Circle on October 1, 1990, Landlord shall offer to Tenant the right to lease 3015 Skyway Circle pursuant to Paragraph 29 on or about October 1, 1990, and Tenant hereby agrees that Tenant shall accept such offer.

Optional Expansion. In the event that Coroplast does not exercise its option to renew its lease of 3025 Skyway Circle on October 1, 1990, Landlord shall offer to Tenant the right to lease 3015 Skyway Circle pursuant to Paragraph 29 on or about December 31, 1990, and Tenant shall have the option to lease such space exercisable by written notice to Landlord within thirty (30) days after receipt of such offer from Landlord. In the event that Coroplast does exercise its option to renew its lease at 3025 Skyway Circle during 1990, and Tenant therefore leases the space at 3015 Skyway Circle, Landlord shall offer to Tenant the first right to lease 3025 Skyway Circle, pursuant to Paragraph 29, when it does become available, in approximately 1995. Tenant shall have thirty (30) days after receipt of such written offer to exercise its option.

31. Renewal option. Tenant is hereby granted two (2) options to renew any of the above space for a period of five (5) years each based on the prevailing current market rental rates not to exceed a maximum amount of one hundred twenty five percent (125%) of the last rental paid, nor be less than one hundred ten percent (110%) of the last rental paid. For each option period, Tenant must provide Landlord written notice of its intention to renew at least 120 days prior to the expiration of the current term.

32. Permits. This lease shall be contingent for ninety (90) days after full and final execution of this agreement on Tenant receiving approval by all governing authorities for their intended use.

33. Tenant Responsibility Regarding Hazardous Substances.

A. Hazardous Substances. The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

B. Tenant's Restrictions. Tenant shall not cause or permit to occur:

(1) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, and arising from Tenant's use or occupancy of the Premises including, but not limited to, soil and ground water conditions; or

(2) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance in quantities in excess of one (1) gallon on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substances, except as specifically disclosed on Schedule A to this lease or otherwise approved in writing in advance by Landlord (which approval shall not be unreasonably withheld or delayed).

C. Environmental Clean-Up

(1) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

(2) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

(3) Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances which arises or occurs at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

(4) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is reasonably requested by Landlord. If Tenant fails to fulfill any duty imposed under this Paragraph 33C within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Paragraph 33C.

(5) Tenant's obligation and liabilities under this Paragraph 33C shall survive the expiration of this Lease for a period of fifteen (15) years.

D. Tenant's Indemnity

(1) Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances which arises or occurs at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

(2) Tenant's obligations and liabilities under this Paragraph 33D shall survive the expiration of this Lease for a period of fifteen (15) years.

34. Landlord's Indemnity Regarding Hazardous substances. Landlord hereby covenants and agrees to warrant and indemnify Tenant from any cost, claims, charges or assessments arising from the clean-up of any hazardous substances which are in existence in or on the Premises prior to the commencement date of this Lease.

35. Storage Building. Landlord hereby agrees that Tenant shall have the right to construct and use an outside storage building not to exceed one thousand square feet of interior area, subject to Landlord's prior written approval of the location and construction materials, design and appearance, which approval shall not be unreasonably withheld. Tenant covenants and agrees that Tenant's construction and use of said building shall comply with all applicable rules, codes, ordinances, regulations and laws. Upon the expiration or earlier termination of this Lease Agreement, if requested by Landlord, Tenant shall remove said building and restore the Premises to its original condition, and if Tenant fails to do so, Landlord shall have the right to remove same at Tenant's expense.

EXHIBIT "C"

ERISA RIDER

Skyway Business Center Joint Venture as landlord (the "Landlord") and Mentor Corporation as tenant (the "Tenant") are executing simultaneously herewith a written lease (the "Lease") leasing certain space (the "Premises") in a building commonly known as 3041 Skyway Circle North, and more particularly described in the Lease. In consideration of the respective covenants of the parties described in the Lease, Landlord and Tenant further mutually agree as follows:

1. Default. A default under the Lease shall be deemed to have occurred if Tenant or Tenant's assignee, transferee, sublessee, mortgage or the party to whom the Tenant has made a pledge of the Premises or any part thereof (any such party being hereinafter referred to as a "Transferee") if, and only to the extent that, any such transfer shall be permitted under and shall be effected in accordance with the terms and provisions of the Lease, becomes a "party in interest" ("Party in Interest") as such term is defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") , with respect to any employee benefit plan (collectively, as amended from time to time, the "Plans", which term shall include any successor or successors to the Plans) which has assets held in the Telephone Real Estate Equity Trust ("TREET") , which term shall include any successor to TREET, or with respect to TREET. The Plans are listed on Schedule I attached hereto and made a part hereof.

2. Assignment and Subletting. Tenant covenants that it shall not at any time assign, transfer, mortgage or pledge the Lease or any interest of Tenant thereunder, or sublet all or any portion of the Lease, to any party which is a Party in Interest.

3. Tenant Estoppel Certificate. Tenant shall from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying whether Tenant or Tenant's Transferee is a Party in Interest with respect to any of the Plans individually or with respect to TREET.

4. ERISA Representations. Tenant hereby represents and warrants to Landlord that on the date of entry into the Lease and on the Commencement Date of the Lease, Tenant is not, and shall not become at any time during the term of the Lease, a Party in Interest with respect to any of the Plans individually or with respect to TREET. In addition, Tenant acknowledges that if Tenant or Tenant's Transferee becomes a Party in Interest, the Lease may violate Section 406 of ERISA, which might result in the imposition of certain penalties and liabilities upon Tenant and Landlord. In such event, Tenant agrees to indemnify Landlord against any and all cost, charges and expenses incurred by Landlord, including the fees of counsel, agents and others retained by the Landlord, arising out of any such violation of ERISA.

5. Lease Provisions Subject to Rider. To the extent that any of the provisions of this Rider shall be deemed to be inconsistent with the provisions of the Lease, the provisions of the Rider shall be controlling.

6. Investment Management Agreement. Tenant acknowledges that Landlord has entered into this Agreement at the direction of Eastdil Advisers, Inc. (the "Manager"), acting under and pursuant to an Investment Management Agreement with American Telephone and Telegraph Company, dated as of January 1, 1984, appointing the Manager to act as Investment Manager with respect to certain assets, including the Premises, constituting part of TREET.

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit "C" as of the date of the said Lease.

LANDLORD: TENANT:

Skyway Business Center Joint Venture Mentor Corporation

/S/WILLIAM HEAP /S/ANTHONY R. GETTE

A Venturer President

ATTEST:

____________________________

EASTDIL

SCHEDULE I

TREET PLAN PARTICIPANTS

The Ameritech Pension Trust

AT&T Master Pension Trust

Bell Atlantic Pension Trust

Bell Communications Research, Inc. Master Pension Trust

BellSouth Master Pension Trust

NYNEX Master Pension Trust

Master Pension Trust of the Pacific Telesis Group

Southwestern Bell Corp. Master Pension Trust

Henry S. Miller/Grubb & Ellis

EXHIBIT "D"

SALE AND/OR LEASE HAZARDOUS MATERIALS

WARNING AND DISCLAIMER

PROPERTY: 3041 Skyway Circle North, Irving, Texas

Various materials utilized in the construction of any improvements to the Property may contain materials that have been or may in the future be determined to be toxic, hazardous or undesirable and may need to be specially treated, specially handled and/or removed from the Property. For example, some electrical transformers and other electrical components can contain PCBs, and asbestos has been used in a wide variety of building components such as fire-proofing, air duct insulation, acoustical tiles, spray-on acoustical materials, linoleum, floor tiles and plaster. Due to current or prior uses, the Property or improvements may contain materials such as metals, minerals, chemicals, hydrocarbons, biological or radioactive materials and other substances which are considered, or in the future may be determined to be, toxic wastes, hazardous materials or undesirable substances. Such substances may be in above-and-below-ground containers on the Property or may be present on or in soils, water, building components or other portions of the Property in areas that may not be accessible or noticeable.

Current and future federal, state and local laws and regulations may require the clean-up of such toxic, hazardous or undesirable materials at the expense of those persons who in the past, present or future have had any interest in the Property including, but not limited to, current, past and future owners and users of the Property. Sellers/Lessors and Buyers/Tenants are advised to consult with independent legal counsel of their choice to determine their potential liability with respect to toxic, hazardous, or undesirable materials. Sellers/Lessors and Buyers/Tenants should also consult with such legal counsel to determine what provisions regarding toxic, hazardous or undesirable materials they may wish to include in purchase and sales agreements, leases, options and other legal documentation related to transactions they contemplate entering into with respect to the Property.

The real estate salespersons and brokers in this transaction have no expertise with respect to toxic wastes, hazardous materials or undesirable substances. Proper inspections of the Property by qualified experts are an absolute necessity to determine whether or not there are any current or potential toxic wastes, hazardous materials or undesirable substances in or on the Property. The real estate salespersons and brokers in this transaction have not made, nor will make, any representations, either express or implied, regarding the existence or nonexistence of toxic wastes, hazardous materials, or undesirable substances in or on the Property. Problems involving toxic wastes, hazardous materials or undesirable substances can be extremely costly to correct. It is the responsibility of Sellers/Lessors and Buyers/Tenants to retain qualified experts to deal with the detection and correction of such matters.

SELLER/LESSOR

BY:

Title:

Date:

HENRY S. MILLER/GRUBB & ELLIS

By:

Title:

Date:

BUYER/TENANT

By:

Title:

Date:

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